EXHIBIT 99.2

              DOLLAR TREE TO PRESENT AT MERRILL LYNCH CONFERENCE,
                   COMPANY ALSO CONSOLIDATES SYNTHETIC LEASE


CHESAPEAKE, Va - March 18, 2003 - Dollar Tree Stores, Inc. (Nasdaq: DLTR) has consolidated its synthetic lease facility on its financial statements. The lease comprises approximately $140 million of distribution center assets, including the Company's new Marietta, Oklahoma facility. The financial details of this decision, as well as the Company's fiscal fourth quarter results, are presented in an 8-K, filed today with the SEC. The effect of the consolidation will be to increase non-cash expenses, primarily depreciation, by approximately $8.6 million ($5.3 million, net of tax) annually.

"This decision enhances the transparency of our financial reporting while enabling us to retain very favorable borrowing rates," Chief Financial Officer Eric Coble said. "Our cash flow will be unaffected by this transaction, and will remain at industry-leading levels. Dollar Tree continues to be one of the most profitable retailers, generating more than enough cash to fund all our expansion needs."

In other news, Dollar Tree will participate in the Merrill Lynch Retailing Leaders Conference being held on March 19-20, 2003 at the Pierre Hotel in New York City. Dollar Tree's presentation is scheduled for Thursday, March 20, 2003, at approximately 1:20 pm ET. Management will discuss Dollar Tree's business and growth plans. The Company believes it is on-track to achieve fiscal first quarter sales in the low-to-middle portion of its $590-$610 million forecast.

A live audio-only web cast of the Company's presentation at the Merrill Lynch conference will be available on Dollar Tree's web site, www.DollarTree.com. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight Tuesday, March 25, 2003.

Additionally, on February 2, 2003, Dollar Tree's Marietta, Oklahoma distribution center began serving stores in the central and southwestern portions of the United States. This 603,000 square foot, fully automated distribution center is the seventh in Dollar Tree's nationwide network, and was completed on-time and under-budget.

Dollar Tree Stores, Inc. is the nation's leading $1.00 discount variety store chain. As of February 1, 2003, Dollar Tree operates 2,272 stores in 40 states.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding the financial effects of consolidating our synthetic lease facility, future levels of cash flow, and fiscal first-quarter sales.

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 14, 2002 and in our Quarterly Report on Form 10-Q filed November 14, 2002. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:              Dollar Tree Stores, Inc., Chesapeake
                      Erica Robb or Adam Bergman, 757/321-5000 www.DollarTree.com